                                                                    EXHIBIT 99.1



                                                  For more information contact:
[TEXAS GENCO LOGO]                                MEDIA:
                                                  Leticia Lowe, 713-207-7702
                                                  INVESTORS
                                                  Marianne Paulsen, 713-207-6500

FOR IMMEDIATE RELEASE                                                Page 1 of 1
--------------------------------------------------------------------------------

           TEXAS GENCO HOSTS BUSINESS OVERVIEW CONFERENCE CALL/WEBCAST
                                       AND
                    PROVIDES 2003 EARNINGS PER SHARE GUIDANCE

         HOUSTON, TX - January 27, 2003 - Texas Genco Holdings, Inc. (NYSE:
TGN), a majority-owned subsidiary of CenterPoint Energy, Inc. (NYSE:CNP), will host a live webcast of its conference call on January 27, 2003, at 1:30 p.m. CST in which it will present a general overview of its business. Texas Genco, one of the largest wholesale electric companies in the U.S., sells capacity, energy and ancillary services in the Texas wholesale electric market which opened for retail competition in January, 2002.

         CenterPoint Energy distributed approximately 19 percent of the outstanding shares of Texas Genco common stock to CenterPoint Energy shareholders on January 6, 2003. The publicly traded common stock of Texas Genco will be used to determine the market value of the generating assets for the quantification of CenterPoint Energy's stranded costs in the 2004 true-up proceeding by the Texas Public Utility Commission. This method is prescribed by Senate Bill 7, the law enacted by the Texas legislature that opened the electric market to retail competition.

         During the conference call, the company plans to discuss its earnings outlook for 2003.

         "The pricing environment in which we conducted our initial auctions for our 2003 capacity was substantially improved over 2002, resulting in higher revenues for the 74 percent of our 2003 capacity already sold," said David Tees, president and chief executive officer of Texas Genco. "We expect to auction the remaining capacity in January, March and July, at pricing higher than we received in 2002. The Texas electric market continues to mature and we are adjusting our auction products to meet customer requirements and are continuing to improve the efficiency of our operations."

         As a result of these and other factors which management will discuss on the call, the company is providing preliminary 2003 earnings guidance in the range of $1.10 to $1.30 per share.

         Interested parties may listen to a live audio broadcast of the conference call at either www.txgenco.com/investors, or www.centerpointenergy.com/investors. Company management will refer to a slide presentation during the call, which will be available on both websites prior to the call. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on the websites for 14 days.


News Release - January 27, 2003

Texas Genco, a subsidiary of CenterPoint Energy, Inc., is not the same company as CenterPoint Energy , and you do not have to buy Texas Genco's products to continue to receive quality regulated services from CenterPoint Energy.

                                                  For more information contact:
[TEXAS GENCO LOGO]                                MEDIA:
                                                  Leticia Lowe, 713-207-7702
                                                  INVESTORS
                                                  Marianne Paulsen, 713-207-6500

FOR IMMEDIATE RELEASE                                                Page 2 of 2
--------------------------------------------------------------------------------

         Texas Genco Holdings, Inc., based in Houston, Texas, is one of the largest wholesale electric power generating companies in the United States with over 14,000 megawatts of generation capacity. It sells electric generation capacity, energy and ancillary services in one of the nation's largest power markets, the Electric Reliability Council of Texas (ERCOT). Texas Genco has one of the most diversified generation portfolios in Texas, using natural gas, coal, lignite, and uranium fuels. The company owns and operates 60 generating units at 11 electric power-generating facilities and owns a 30.8 percent interest in a nuclear generating plant. Texas Genco currently is a majority-owned subsidiary of CenterPoint Energy, Inc. (NYSE:CNP). For more information, visit our web site at www.txgenco.com.

         Some of the statements in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events, our future financial performance or our projected business results and involve known and unknown risks and uncertainties. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words "anticipate," "believe," "continue," " could," "estimate," "expect," intend," "may," "plan," "potential," "predict," "should," "will," or other similar words.

         The following list identifies some of the factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements:

o state and federal legislative and regulatory developments, including deregulation; re-regulation and restructuring of the ERCOT market; and changes in, or application of environmental and other laws and regulations to which we are subject,

o the effects of competition, including the extent and timing of the entry of additional competitors in the ERCOT market,

o        the results of our capacity auctions,

o the timing and extent of changes in commodity prices, particularly natural gas,

o        weather variations and other natural phenomena,

o        our access to capital and credit,

o political, legal and economic conditions and developments in the United States, and

o        other factors we discuss in our filings with the SEC.

         We have based our forward-looking statements on our management's belief and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, actual results may differ materially from those expressed or implied by our forward-looking statements.

                                       ###


News Release - January 27, 2003

Texas Genco, a subsidiary of CenterPoint Energy, Inc., is not the same company as CenterPoint Energy , and you do not have to buy Texas Genco's products to continue to receive quality regulated services from CenterPoint Energy.